UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

511 W. Freshwater Way Milwaukee, Wisconsin	53204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 643-3739

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.01 par value	RXN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

As previously disclosed, on February 15, 2021, Rexnord Corporation (“Rexnord” or the “Company”) entered into definitive agreements with Regal Beloit Corporation (“Regal”), Land Newco, Inc., a wholly-owned indirect subsidiary of Rexnord (“Land”), and Phoenix 2021, Inc., a wholly-owned subsidiary of Regal (“Merger Sub”), with respect to a Reverse Morris Trust transaction (the “Proposed Transaction”), pursuant to which, and subject to the terms and conditions of the definitive agreements entered into among the parties, (1) Rexnord will transfer (or cause to be transferred) to Land substantially all of the assets, and Land will assume substantially all of the liabilities, of Rexnord’s Process & Motion Control segment (“PMC”) (the “Reorganization”), (2) after which, all of the issued and outstanding shares of common stock, $0.01 par value per share, of Land (“Land common stock”) held by a subsidiary of Rexnord will be distributed in a series of distributions to Rexnord’s stockholders (the “Distributions”, and the final distribution of Land common stock from Rexnord to Rexnord’s stockholders, which is to be made pro rata for no consideration, the “Spin-Off”) and (3) immediately after the Spin-Off, Merger Sub will merge with and into Land (the “Merger”) and all shares of Land common stock (other than those held by Rexnord, Land, Regal, Merger Sub or their respective subsidiaries) will be converted into the right to receive shares of the common stock, $0.01 par value per share, of Regal (“Regal common stock”), as calculated and subject to adjustment as set forth in the merger agreement entered into among the parties. When the Merger is completed, Land (which at that time will hold the PMC business) will be a wholly-owned subsidiary of Regal.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 1, 2021, the Company held a special meeting of its stockholders (the “Special Meeting”) to vote on the following proposals relating to the Proposed Transaction, each of which is described in more detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on July 21, 2021. At the Special Meeting, the Company’s stockholders: (i) approved the transactions contemplated by the Agreement and Plan of Merger, dated as of February 15, 2021, by and among Regal, Merger Sub, Rexnord and Land, as may be amended from time to time, and the transactions contemplated by the Separation and Distribution Agreement, dated as of February 15, 2021, by and among Rexnord, Regal and Land, as may be amended from time to time (the “Rexnord Separation and Merger Proposal”) and (ii) approved a non-binding proposal respecting the compensation of Rexnord’s named executive officers arising from the accelerated vesting of certain performance stock units (the “Rexnord Compensation Proposal”). There were 121,105,357 outstanding shares of the Company’s common stock eligible to vote as of July 16, 2021, the record date for the Special Meeting.

The results for each matter voted on by Rexnord’s stockholders at the Special Meeting were as follows:

Proposal 1. The Rexnord Separation and Merger Proposal:

Votes for:	115,542,896
Votes against:	12,230
Abstentions:	161,525

Proposal 2. The Rexnord Compensation Proposal:

Votes for:	63,295,843
Votes against:	52,252,316
Abstentions:	168,492

Since there were sufficient votes at the time of the Special Meeting to approve the Rexnord Separation and Merger Proposal, the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies was not called for at the Special Meeting.

Item 8.01	Other Events.

On September 1, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 1, 2021

104	Cover Page Inline XBRL data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 1st day of September, 2021.

REXNORD CORPORATION

By:	/s/ Mark W. Peterson
Name:	Mark W. Peterson
Title:	Senior Vice President and Chief Financial Officer